UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021

GATOS SILVER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39649	27-2654848
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

8400 E. Crescent Parkway, Suite 600	80111
Greenwood Village, CO	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 784-5350

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GATO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On July 19, 2021, Gatos Silver, Inc. (the “Company”) and certain selling stockholders (the “Selling Stockholders”) completed a previously announced public offering (the “Offering”) of 11,430,000 shares of the Company’s common stock, consisting of 8,930,000 shares sold by the Company and 2,500,000 shares sold by the Selling Stockholders at a public offering price of $14.00 per share. In connection with the Offering, the Company and the Selling Stockholders granted the underwriters of the Offering a 30-day option to purchase up to 1,339,500 and 375,000 additional shares of common stock, respectively, at the public offering price, less underwriting discounts and commissions. The underwriters partially exercised their option, and on August 18, 2021, purchased an additional 286,962 and 80,337 shares of common stock from the Company and the Selling Stockholders, respectively, at the public offering price, less underwriting discounts and commissions. The Company received gross proceeds from the partial exercise of the underwriters’ option to purchase additional shares of approximately $4.0 million before deducting underwriting discounts and commissions and offering expenses payable by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATOS SILVER, INC.

Date: August 19, 2021	By:	/s/ Roger Johnson
Roger Johnson
Chief Financial Officer